                                                                   EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into the registration statement (on Form S-8) pertaining to the First Tennessee National Corporation 1997 Employee Stock Option Plan of our report dated February 28, 2000, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

Memphis, Tennessee
February 22, 2001